UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): April 29, 2021

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Church & Dwight Co., Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 29, 2021. At the Annual Meeting, the stockholders of the Company approved proposals to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) remove the requirement for holders of two thirds of the Company’s outstanding common stock to fill vacancies on the Board of Directors of the Company (the “Board”); (ii) remove the requirement to have the holders of two-thirds of the Company’s outstanding stock approve certain mergers, consolidations or dispositions of substantial assets of the Company; and (iii) remove certain procedural provisions that are no longer required now that the Board is fully declassified, each as described in more detail in the definitive proxy statement on Schedule 14A delivered to the Company’s stockholders in connection with the Annual Meeting and filed with the Securities and Exchange Commission on March 19, 2021 (the “Proxy Statement”). The amendment to the Certificate of Incorporation to implement these changes was previously approved by the Board, subject to stockholder approval. The Company filed the amendment to the Certificate of Incorporation with the Delaware Secretary of State, and it became effective, on April 30, 2021.

The foregoing description is qualified in its entirety by reference to the amendment to the Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of one year each, or until their successors are elected and qualified. The voting results for each director nominee were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
James R. Craigie	178,310,698	8,095,332	160,173	24,744,355
Matthew T. Farrell	168,711,296	16,379,799	1,475,108	24,744,355
Bradley C. Irwin	170,335,572	16,067,707	162,924	24,744,355
Penry W. Price	181,475,300	4,923,689	167,214	24,744,355
Susan G. Saideman	184,123,952	1,752,526	689,725	24,744,355
Ravichandra K. Saligram	169,648,785	16,752,165	165,253	24,744,355
Robert K. Shearer	173,846,765	12,537,105	182,333	24,744,355
Janet S. Vergis	180,384,022	6,030,297	151,884	24,744,355
Arthur B. Winkleblack	171,585,665	14,814,803	165,735	24,744,355
Laurie J. Yoler	179,389,715	6,484,267	692,221	24,744,355

Proposal No. 2 – Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
160,407,692	25,319,969	838,542	24,744,355

Proposal No. 3 — Amendment to the Company’s Amended and Restated Certificate of Incorporation to remove the requirement for holders of two-thirds of the Company’s outstanding stock to fill vacancies on the Board of Directors

The stockholders approved the amendment to the Company’s Certificate of Incorporation to remove the requirement for holders of two-thirds of the Company’s outstanding stock to fill vacancies on the Board of Directors. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
184,995,898	1,266,404	303,901	24,744,355

Proposal No. 4 — Amendment to the Company’s Amended and Restated Certificate of Incorporation to remove the requirement to have the holders of two-thirds of the Company’s outstanding stock approve certain mergers, consolidations or dispositions of substantial assets

The stockholders approved the amendment to the Company’s Certificate of Incorporation to remove the requirement to have the holders of two-thirds of the Company’s outstanding stock approve certain mergers, consolidations or dispositions of substantial assets of the Company. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
184,896,468	1,373,700	296,035	24,744,355

Proposal No. 5 — Amendment to the Company’s Amended and Restated Certificate of Incorporation to remove certain procedural provisions that will no longer be required now that the Board is fully declassified

The stockholders approved the amendment to the Company’s Certificate of Incorporation to remove certain procedural provisions that will no longer be required now that the Board is fully declassified. The voting results on the proposal were as follows:

For	Against	Abstain
209,370,551	1,515,557	424,450

Proposal No. 6 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021. The voting results on the proposal were as follows:

For	Against	Abstain
196,558,452	14,570,099	182,007

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Church & Dwight Co., Inc. Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: April 30, 2021	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary